UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2022
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On February 15, 2022, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce the signing of a strategic cooperation agreement between China Mobile and Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd. (“TengLian”) to create a device protection insurance product for mobile phones and the new 5G phones. This cooperation agreement follows the rollout of the China Unicom device protection product on January 26, 2022. When China Mobile launches this new service, it will encompass more than 1 billion users and allow them to redeem their loyalty points to upgrade their phones and package plans to 5G.

This cooperation agreement represents a major milestone in the device protection market as it represents 80% of the users in the entire Chinese market, with TengLian as the first company to provide this type of groundbreaking product. At FingerMotion’s core is a technology company that is well positioned to capitalize on China’s digital transformation to 5G. FingerMotion’s prowess in developing value-added products such as phone devices, sales bundles, and package upgrades helps drive sales to the portal platform.

The strategic plan for 2022 expects “full online coverage and provincial offline coverage.” China Mobile’s app which is operated by FingerMotion will be critical to onboarding new users. There are 50 million users in Henan1, 54 million in Zhejiang 2, 35 million in Anhui3 and 23.8 million in Shanxi4. The Company expects to hit the milestone of 1.0 million devices under devise protection by the end of 2022. There are also plans to increase the support structure of the organization in order to accommodate the expected increase in sales. Within 3 years, FingerMotion expects the number of users of our platform to exceed 20 million based on 10 provinces, municipalities, and other regions.

“This newest cooperation agreement gives us incredible control of the market and the ability to set the narrative with respect to device insurance protection,” said Martin Shen, CEO of FingerMotion, Inc. “One of the other things that we are finding out is that the Top Up business is extremely resilient to any recessionary pressures. The recurring revenue streams that we have created are very predictable and stable thereby creating a solid foundation on which to expand. The Company also has a tailwind with respect to the implementation of 5G. A massive 5G replacement cycle has begun that we expect will push service revenues and hardware sales.”

A copy of the news release is attached as Exhibit 99.1 hereto.

[1]	http://www.10086.cn/aboutus/culture/intro/province_culture_intro_detail/ha/index.html?id=1

[2]	http://www.10086.cn/aboutus/culture/intro/province_culture_intro_detail/zj/index.html?id=1

[3]	https://mbd.baidu.com/newspage/data/landingsuper?rs=627451828&ruk=DwsSRcK5KKyuqsgg8ai1-A&isBdboxFrom=1&pageType=1&urlext=%7B%22cuid%22%3A%220OSCigup2aY9aSiElPSf8lu6H8_uu2i-g8Hui0OHva0puHisla2c8gteWP0aiQPtFrtmA%22%7D&context=%7B%22nid%22%3A%22news_8911455749045880710%22%7D

[4]	http://www.10086.cn/aboutus/culture/intro/province_culture_intro_detail/sn/index.html?id=1

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated February 15, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: February 15, 2022	By:	/s/ Martin J. Shen
Martin J. Shen
CEO